UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2012

OPTi, Inc.
(Exact name of registrant as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

0-21422 (Commission File Number)	77-0220697 (IRS Employer Identification Number)

One First Street, Suite 14
Los Altos, California 94022
(Address of principal executive offices including zip code)

(650) 213-8550
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

PAGE #
Item 8.01 Other Events	3

SIGNATURES	3

Item 8.01.                      Other Events

On June 4, 2012, OPTi, Inc. (the “Company”) declared a cash distribution of $1.10 per share on the Company’s stock pursuant to the Plan of Liquidation (the “Plan”) approved by the shareholders as disclosed on the Company’s Form 8-K filed June 1, 2012.  The Company’s Board of Directors has declared that the distribution under the Plan is to be payable on July 3, 2012, to the shareholders of record as of the close of business on June 26, 2012.

The ex-dividend date will be determined by the Financial Industry Regulatory Authority (“FINRA”).  If the amount of the dividend is 25% or more than the value of the Company’s common stock on the date FINRA makes its determination, the ex-dividend date will be the first business day following the payment date.  If the amount of the dividend is less than 25% of the value of the Company’s common stock on the date FINRA makes its determination, the ex-dividend date will be the second business day before the record date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2012

OPTi, Inc.
By: /s/ Michael Mazzoni

Michael Mazzoni
Chief Financial Officer